Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:January 15, 2025

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, January 15, 2025 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and six months ended December 31, 2024.  William Penn recorded a net loss of $988 thousand and $1.0 million, or $(0.12) and $(0.12) per basic and diluted share, for the three and six months ended December 31, 2024, respectively, compared to net income of $11 thousand and $190 thousand, or $0.00 and $0.02 per basic and diluted share, for the three and six months ended December 31, 2023.  The net loss for the three and six months ended December 31, 2024 includes $731 thousand and $836 thousand, respectively, of professional fees associated with the pending merger with Mid Penn Bancorp, Inc.  William Penn recorded a core net loss(1) of $743 thousand and $744 thousand, or $(0.09) and $(0.09) per basic and diluted share, for the three and six months ended December 31, 2024, respectively, compared to a core net loss(1) of $168 thousand and $46 thousand, or $(0.02) and $(0.00) per basic and diluted share, for the three and six months ended December 31, 2023.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on February 6, 2025, to common shareholders of record at the close of business on January 27, 2025.

Kenneth J. Stephon, William Penn’s Chairman, President, and CEO, stated, “We remain focused on the continued strength of our balance sheet and the sound execution of our business model.  During the quarter ended December 31, 2024, we had solid growth in our loan portfolio and continued improvement in our asset quality.  Gross loans increased by $5.4 million on a linked quarter basis, for an annualized growth rate of 4.6%, and non-performing assets declined, measuring 0.30% of total assets at December 31, 2024.  In addition, recurring operating expenses remained well controlled aside from expenditures directly related to the proposed merger with Mid Penn Bancorp, Inc.”

Highlights for the three and six months ended December 31, 2024 are as follows:

●	William Penn recorded a net loss of $988 thousand and $1.0 million, or $(0.12) and $(0.12) per basic and diluted share, and a core net loss(1) of $743 thousand and $744 thousand, or $(0.09) and ($0.09) per basic and diluted share, for the three and six months ended December 31, 2024, respectively. The net loss for the three and six months ended December 31, 2024 includes $731 thousand and $836 thousand, respectively, of professional fees associated with the pending merger with Mid Penn Bancorp, Inc.
●	Asset quality metrics remain strong with non-performing assets to total assets decreasing to 0.30% as of December 31, 2024 from 0.40% as of June 30, 2024.
●	The accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities decreased $1.5 million, or 6.8%, during the six months ended December 31, 2024.
●	Book value per share measured $13.49 as of December 31, 2024 compared to $13.33 as of June 30, 2024. Tangible book value per share(2) measured $12.93 as of December 31, 2024 compared to $12.78 as of June 30, 2024. The increase in both book value per share and tangible book value per share was primarily due to a $1.5

(1) As used in this press release, core net (loss) income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(2) As used in this press release, tangible book value per share is a non-GAAP financial measure.  This non-GAAP financial measure excludes goodwill and other intangible assets.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

million decrease in the accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities and the repurchase of 135,683 shares at a total cost of $1.6 million, or $11.86 per share, under the Company’s previously announced stock repurchase programs that were completed during the quarter ended December 31, 2024. These increases to book value per share and tangible book value per share were partially offset by the $1.0 million net loss recorded during the six months ended December 31, 2024 and the payment of two $0.03 per share quarterly cash dividends totaling $508 thousand.

Statement of Financial Condition

Total assets decreased $22.3 million, or 2.7%, to $796.4 million at December 31, 2024, from $818.7 million at June 30, 2024, primarily due to a $13.3 million decrease in investments, a $4.2 million decrease in cash and cash equivalents and a $3.1 million decrease in net loans.

Cash and cash equivalents decreased $4.2 million, or 20.7%, to $16.0 million at December 31, 2024, from $20.2 million at June 30, 2024.  The decrease in cash and cash equivalents was primarily due to a $20.0 million decrease in advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh, a $2.4 million decrease in deposits and the repurchase of $1.6 million of shares of stock under previously announced repurchase programs, partially offset by $15.6 million of investment paydowns and a $3.1 million decrease in net loans.

Total investments decreased $13.3 million, or 5.4%, to $232.5 million at December 31, 2024, from $245.8 million at June 30, 2024.  The decrease in investments was primarily due to the maturity and principal paydowns of securities included in the available for sale and held to maturity portfolios, partially offset by a $2.0 million decrease in the gross unrealized loss on available for sale securities.  The unrealized loss on available for sale securities is due to current interest rate levels relative to the Company’s cost and not credit quality.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Net loans decreased $3.1 million, or 0.7%, to $467.5 million at December 31, 2024, from $470.6 million at June 30, 2024.  The Company maintains conservative lending practices and credit pricing discipline and is focused on lending to borrowers with high credit quality within its market footprint.

Deposits decreased $2.4 million, or 0.4%, to $627.4 million at December 31, 2024, from $629.8 million at June 30, 2024.  During the six months ended December 31, 2024, we experienced a $4.5 million decrease in money market accounts, a $4.4 million decrease in non-interest bearing checking accounts, a $4.0 million decrease in savings accounts and a $2.5 million decrease in interest bearing checking accounts, partially offset by a $14.1 million increase in time deposit accounts.

Borrowings decreased $20.0 million, or 41.7%, to $28.0 million at December 31, 2024, from $48.0 million at June 30, 2024.  During the six months ended December 31, 2024, the Company used cash received from investment paydowns to pay off a portion of the Company’s borrowings.

Stockholders’ equity decreased $400 thousand, or 0.3%, to $124.2 million at December 31, 2024, from $124.6 million at June 30, 2024. The decrease in stockholders’ equity was primarily due to the repurchase of 135,683 shares at a total cost of $1.6 million, or $11.86 per share, under the Company’s previously announced stock repurchase programs, the $1.0 million net loss recorded during the six months ended December 31, 2024 and the payment of two $0.03 per share quarterly cash dividends totaling $508 thousand.  These decreases to stockholders’ equity were partially offset by a $1.5 million decrease in the accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities.  Book value per share measured $13.49 as of December 31, 2024 compared to $13.33 as of June 30, 2024, and tangible book value per share(2) measured $12.93 as of December 31, 2024 compared to $12.78 as of June 30, 2024.

Net Interest Income

For the three months ended December 31, 2024, net interest income was $4.1 million, a decrease of $155 thousand, or 3.7%, from the three months ended December 31, 2023.  The decrease in net interest income was primarily due to a decrease in interest income on investment securities. The net interest margin measured 2.27% for the three months ended December 31, 2024, compared to 2.28% for the three months ended December 31, 2023.  The one basis point decrease in the net interest margin during the three months ended December 31, 2024, compared to the same period in 2023, was primarily due to a decrease in the average balance of investment securities, partially offset by a decrease in the average balance of borrowings.

For the six months ended December 31, 2024, net interest income was $8.2 million, a decrease of $758 thousand, or 8.5%, from the six months ended December 31, 2023.  The decrease in net interest income was primarily due to an increase in interest expense on deposits, partially offset by an increase in interest income on loans. The net interest margin measured 2.28% for the six months ended December 31, 2024, compared to 2.40% for the six months ended December 31, 2023.  The decrease in the net interest margin during the six months ended December 31, 2024, compared to the same period in 2023, was primarily due to the rise in interest rates that caused an increase in the cost of deposits that exceeded the increase in interest income on loans.

Non-interest Income

For the three months ended December 31, 2024, non-interest income totaled $975 thousand, an increase of $147 thousand, or 17.8%, from the three months ended December 31, 2023.  The increase was primarily due to a $211 thousand net gain on the disposition of fixed assets associated with the sale of two bank-owned buildings during the three months ended December 31, 2024.

For the six months ended December 31, 2024, non-interest income totaled $1.6 million, an increase of $147 thousand, or 9.9%, from the six months ended December 31, 2023.  The increase was primarily due to a $211 thousand net gain on the disposition of fixed assets associated with the sale of two bank-owned buildings during the three months ended December 31, 2024.

Non-interest Expense

For the three months ended December 31, 2024, non-interest expense totaled $6.2 million, an increase of $1.1 million, or 21.9%, from the three months ended December 31, 2023.  The increase in non-interest expense was primarily due to $731 thousand of professional fees associated with the previously mentioned pending merger with Mid Penn Bancorp, Inc. recorded during the three months ended December 31, 2024, as well as a $362 thousand increase in salaries and employee benefits primarily due to annual merit increases.

For the six months ended December 31, 2024, non-interest expense totaled $11.5 million, an increase of $1.2 million, or 11.7%, from the six months ended December 31, 2023.  The increase in non-interest expense was primarily due to $836 thousand of professional fees associated with the previously mentioned pending merger with Mid Penn Bancorp, Inc. recorded during the six months ended December 31, 2024, as well as a $386 thousand increase in salaries and employee benefits primarily due to annual merit increases.

Income Taxes

For the three months ended December 31, 2024, the Company recorded a $177 thousand income tax benefit, reflecting an effective tax rate of (15.2)%, compared to a $68 thousand income tax benefit, reflecting an effective tax rate of (119.3)%, for the same period in 2023.  The income tax benefit recorded during these periods was primarily due to the $333 thousand and $309 thousand of federal tax-exempt income recorded on bank-owned life insurance during the three months ended December 31, 2024 and 2023, respectively.

For the six months ended December 31, 2024, the Company recorded a $293 thousand income tax benefit, reflecting an effective tax rate of (22.5)%, compared to an $83 thousand income tax benefit, reflecting an effective tax rate of (77.6)%, for the same period in 2023.  The income tax benefit recorded during these periods was primarily due to the $662 thousand and $603 thousand of federal tax-exempt income recorded on bank-owned life insurance during the six months ended December 31, 2024 and 2023, respectively.

Asset Quality

Asset quality metrics remain strong with non-performing assets to total assets decreasing to 0.30% as of December 31, 2024 from 0.40% as of June 30, 2024.  During the six months ended December 31, 2024, we recorded a $381 thousand recovery for credit losses primarily due to a decrease in delinquent loans, as well as consistently low levels of net charge-offs, strong asset quality metrics and continued conservative lending practices.  During the six months ended December 31, 2023, we recorded a $30 thousand provision for credit losses primarily due to an increase in delinquent home equity loans and home equity lines of credit, partially offset by a decrease in the outstanding balance of our total loan portfolio.  Our allowance for credit losses (“ACL”) totaled $2.6 million, or 0.55% of total loans, as of December 31, 2024, compared to $3.0 million, or 0.63% of total loans, as of June 30, 2024.  Our total credit losses coverage ratio(3), including $2.0 million of fair value marks on acquired loans

(3) As used in this press release, total credit losses coverage ratio is a non-GAAP financial measure.  This non-GAAP financial measure includes the fair value mark on acquired loans.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

and the $2.6 million ACL, was 0.98% as of December 31, 2024 compared to 1.08% as of June 30, 2024, including $2.2 million of fair value marks on acquired loans and the $3.0 million ACL.

Capital and Liquidity

As of December 31, 2024, William Penn’s stockholders’ equity to assets ratio totaled 15.59% and tangible capital to tangible assets ratio(4) totaled 15.05%.  The Bank’s capital position remains strong relative to current regulatory requirements.  The Bank has elected to follow the community bank leverage ratio framework and, as of December 31, 2024, the Bank had a community leverage ratio of 16.66% and is considered well-capitalized under the prompt corrective action framework.

The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities.  In addition, at December 31, 2024, we had the ability to borrow up to $279.5 million from the FHLB of Pittsburgh, $10.0 million with the Atlantic Community Bankers Bank, and $4.0 million with the Federal Reserve Bank.

About William Penn Bancorporation and William Penn Bank

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which is a community bank that serves the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, changes to consumer and business confidence, investor sentiment, or consumer spending of savings behavior, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios, the ability to attract, develop and retain qualified employees, our ability to maintain the security of our data processing and information technology systems, and that the Company may not be successful in the implementation of its business strategy. The following factors relating to the Company’s pending merger with Mid Penn Bancorp, Inc., among others, could also cause our financial performance to differ materially from that expressed in forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; (ii)  the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Mid Penn Bancorp, Inc. and the Company; (iii) the outcome of any legal proceedings that may be instituted against Mid Penn Bancorp, Inc. or the Company in connection with the merger or the transactions contemplated by the merger agreement; (iv) the possibility that the merger may be more expensive to complete than anticipated; (v) diversion of management’s attention from ongoing business operations and opportunities; and (vi) potential adverse reactions or changes to business or employee relationships resulting from the announcement or completion of the merger.  Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2024 and Current Report on Form 10-Q for the quarter ended September 30, 2024, each of which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

(4) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	December 31,	September 30,	June 30,	December 31,
	2024	2024	2024	2023

ASSETS
Cash and due from banks	$4,730	$6,928	$6,539	$6,122
Interest bearing deposits with other banks	11,290	19,311	12,070	11,402
Federal funds sold	-	271	1,589	-
Total cash and cash equivalents	16,020	26,510	20,198	17,524
Interest-bearing time deposits	100	100	100	100
Securities available-for-sale, at fair value	145,089	154,041	150,755	160,938
Securities held-to-maturity, net of allowance for credit losses of $0 as of December 31, 2024, September 30, 2024, June 30, 2024, and December 31, 2023, respectively	85,098	86,835	93,056	96,404
Equity securities	2,297	2,095	2,016	1,850
Loans receivable, net of allowance for credit losses of $2,598, $2,522, $2,989, and $3,601 as of December 31, 2024, September 30, 2024, June 30, 2024, and December 31, 2023, respectively	467,510	462,209	470,572	467,214
Premises and equipment, net	6,877	7,041	7,186	7,521
Regulatory stock, at cost	2,311	2,690	3,062	3,313
Deferred income taxes	9,171	8,093	9,586	9,002
Bank-owned life insurance	42,481	42,148	41,819	41,179
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	289	323	356	437
Operating lease right-of-use assets	9,763	8,140	8,300	8,617
Accrued interest receivable and other assets	4,564	7,146	6,883	7,074
TOTAL ASSETS	$796,428	$812,229	$818,747	$826,031

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$627,436	$629,789	$629,810	$626,663
Advances from Federal Home Loan Bank	28,000	39,000	48,000	54,000
Advances from borrowers for taxes and insurance	2,223	1,597	2,891	2,481
Operating lease liabilities	10,062	8,411	8,553	8,834
Accrued interest payable and other liabilities	4,506	5,179	4,892	5,107
TOTAL LIABILITIES	672,227	683,976	694,146	697,085

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-	-
Common stock, $0.01 par value	92	92	93	96
Additional paid-in capital	97,135	96,730	97,723	100,651
Unearned common stock held by employee stock ownership plan	(8,586)	(8,688)	(8,789)	(8,991)
Retained earnings	56,070	57,310	57,587	58,132
Accumulated other comprehensive loss	(20,510)	(17,191)	(22,013)	(20,942)
TOTAL STOCKHOLDERS' EQUITY	124,201	128,253	124,601	128,946
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$796,428	$812,229	$818,747	$826,031

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
INTEREST INCOME
Loans receivable, including fees	$6,250	$6,528	$6,194	$12,778	$12,333
Securities	1,504	1,549	1,700	3,053	3,411
Other	140	171	169	311	330
Total interest income	7,894	8,248	8,063	16,142	16,074
INTEREST EXPENSE
Deposits	3,502	3,491	3,220	6,993	5,950
Borrowings	336	616	632	952	1,169
Total interest expense	3,838	4,107	3,852	7,945	7,119

Net interest income	4,056	4,141	4,211	8,197	8,955
Provision (recovery) for credit losses	14	(395)	25	(381)	30
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	4,042	4,536	4,186	8,578	8,925
OTHER INCOME
Service fees	221	211	225	432	440
Net gain on sale of securities	-	-	85	-	85
Earnings on bank-owned life insurance	333	329	309	662	603
Net gain on disposition of premises and equipment	211	-	-	211	-
Unrealized gain on equity securities	202	79	148	281	221
Other	8	31	61	39	129
Total other income	975	650	828	1,625	1,478
OTHER EXPENSES
Salaries and employee benefits	3,223	2,959	2,861	6,182	5,796
Occupancy and equipment	713	706	728	1,419	1,488
Data processing	519	506	504	1,025	998
Professional fees	193	223	192	416	402
Amortization of intangible assets	33	33	41	66	82
Merger related expenses	731	105	-	836	-
Other	770	791	745	1,561	1,530
Total other expense	6,182	5,323	5,071	11,505	10,296

(Loss) income before income taxes	(1,165)	(137)	(57)	(1,302)	107

Income tax benefit	(177)	(116)	(68)	(293)	(83)
NET (LOSS) INCOME	$(988)	$(21)	$11	$(1,009)	$190

Basic (loss) earnings per share	$(0.12)	$(0.00)	$0.00	$(0.12)	$0.02
Diluted (loss) earnings per share	$(0.12)	$(0.00)	$0.00	$(0.12)	$0.02
Basic average common shares outstanding	8,140,493	8,205,411	8,845,633	8,172,952	9,723,078
Diluted average common shares outstanding	8,207,847	8,232,941	8,910,313	8,221,092	9,766,144

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

The following tables present information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average daily balances of assets or liabilities, respectively, for the periods presented. Loan fees, including prepayment fees, are included in interest income on loans and are not material. Non-accrual loans are included in the average balances only. Any adjustments necessary to present yields on a tax equivalent basis are insignificant.

	For the Three Months Ended						For the Six Months Ended
	December 31, 2024			December 31, 2023			December 31, 2024			December 31, 2023
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans(1)	$467,261	$6,250	5.35%	$472,456	$6,194	5.24%	$467,154	$12,778	5.47%	$475,711	$12,333	5.19%
Investment securities(2)	238,330	1,504	2.52	254,542	1,700	2.67	241,235	3,053	2.53	259,083	3,411	2.63
Other interest-earning assets	10,616	140	5.28	11,544	169	5.86	11,044	311	5.63	11,466	330	5.76
Total interest-earning assets	716,207	7,894	4.41	738,542	8,063	4.37	719,433	16,142	4.49	746,260	16,074	4.31
Non-interest-earning assets	80,912			83,582			81,058			82,849
Total assets	$797,119			$822,124			$800,491			$829,109

Interest-bearing liabilities:
Interest-bearing checking accounts	$132,256	408	1.23%	$139,246	588	1.69%	$129,975	864	1.33%	$130,122	893	1.37%
Money market deposit accounts	170,644	1,272	2.98	194,016	1,458	3.01	172,698	2,663	3.08	197,371	2,884	2.92
Savings, including club deposits	78,499	11	0.06	84,609	12	0.06	79,257	22	0.06	86,225	30	0.07
Certificates of deposit	188,747	1,811	3.84	161,761	1,162	2.87	183,347	3,444	3.76	161,793	2,143	2.65
Total interest-bearing deposits	570,146	3,502	2.46	579,632	3,220	2.22	565,277	6,993	2.47	575,511	5,950	2.07
FHLB advances and other borrowings	26,489	336	5.07	43,652	632	5.79	34,777	952	5.47	40,739	1,169	5.74
Total interest-bearing liabilities	596,635	3,838	2.57	623,284	3,852	2.47	600,054	7,945	2.65	616,250	7,119	2.31

Non-interest-bearing liabilities:
Non-interest-bearing deposits	57,358			55,266			57,841			56,158
Other non-interest-bearing liabilities	17,567			18,375			17,461			17,994
Total liabilities	671,560			696,925			675,356			690,402
Total equity	125,559			125,199			125,135			138,707
Total liabilities and equity	$797,119			$822,124			$800,491			$829,109

Net interest income		$4,056			$4,211			$8,197			$8,955

Interest rate spread(3)		1.84%			1.90%			1.84%			2.00%
Net interest-earning assets(4)	$119,572			$115,258			$119,379			$130,010
Net interest margin(5)		2.27%			2.28%			2.28%			2.40%
Ratio of interest-earning assets to interest-bearing liabilities	120.04%			118.49%			119.89%			121.10%

(1)	Includes nonaccrual loan balances and interest, if any, recognized on such loans.
(2)	Includes securities available for sale and securities held to maturity.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Asset Quality Indicators (unaudited)

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands)	2024	2024	2024	2023

Non-performing assets:
Non-accruing loans	$2,403	$3,108	$3,311	$3,017
Accruing loans past due 90 days or more	-	-	-	-
Total non-performing loans	$2,403	$3,108	$3,311	$3,017

Real estate owned	-	-	-	141

Total non-performing assets	$2,403	$3,108	$3,311	$3,158

Non-performing loans to total loans	0.51%	0.67%	0.70%	0.64%
Non-performing assets to total assets	0.30%	0.38%	0.40%	0.38%
ACL to total loans and leases	0.55%	0.54%	0.63%	0.76%
ACL to non-performing loans	108.11%	81.15%	90.27%	119.36%

Key Performance Ratios (unaudited)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
PERFORMANCE RATIOS:
(annualized for the three and six months ended)
(Loss) return on average assets	(0.50)%	(0.01)%	0.01%	(0.25)%	0.05%
Core (loss) return on average assets(5)	(0.37)%	(0.00)%	(0.08)%	(0.19)%	(0.01)%
(Loss) return on average equity	(3.15)%	(0.07)%	0.04%	(1.61)%	0.27%
Core (loss) return on average equity(5)	(2.37)%	(0.00)%	(0.54)%	(1.19)%	(0.07)%
Net interest margin	2.27%	2.29%	2.28%	2.28%	2.40%
Net charge-off ratio	0.00%	0.01%	0.01%	(0.01)%	(0.01)%
Efficiency ratio	122.88%	111.10%	100.64%	117.14%	98.69%
Core efficiency ratio(5)	118.04%	110.74%	105.51%	114.35%	101.67%
Tangible common equity(4)	15.05%	15.25%	15.07%	15.05%	15.07%

(5) As used in this press release, core (loss) return on average assets, core (loss) return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	December 31,	June 30,
	2024	2024
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$796,428	$818,747
Less: Goodwill and other intangible assets	5,147	5,214
Tangible assets (non-GAAP)	$791,281	$813,533

Total stockholders' equity (GAAP)	$124,201	$124,601
Less: Goodwill and other intangible assets	5,147	5,214
Total tangible equity (non-GAAP)	$119,054	$119,387

Stockholders' equity to assets (GAAP)	15.59%	15.22%
Tangible capital to tangible assets (non-GAAP)	15.05%	14.68%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$124,201	$124,601
Less: Goodwill and other intangible assets	5,147	5,214
Total tangible equity (non-GAAP)	$119,054	$119,387

Total common shares outstanding	9,208,217	9,343,900

Book value per share (GAAP)	$13.49	$13.33
Tangible book value per share (non-GAAP)	$12.93	$12.78

Calculation of the total credit losses coverage ratio:
Allowance for credit losses	$2,598	$2,989
Purchase accounting fair value mark	2,038	2,171
Total credit losses coverage	$4,636	$5,160
Gross loans receivable	$470,108	$473,561
Gross loans receivable, excluding purchase accounting fair value mark	$472,146	$475,732

Allowance for credit losses to total loans (GAAP)	0.55%	0.63%
Total credit losses coverage to total loans (non-GAAP)	0.98%	1.08%

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Calculation of core net (loss) income:
Net (loss) income (GAAP)	$(988)	$(21)	$11	$(1,009)	$190
Less pre-tax adjustments:
Net gain on sale of securities	-	-	(85)	-	(85)
Net gain on disposition of premises and equipment	(211)	-	-	(211)	-
Unrealized gain on equity securities	(202)	(79)	(148)	(281)	(221)
Merger related expenses	731	105	-	836	-
Tax impact of pre-tax adjustments	(73)	(6)	54	(79)	70
Core net (loss) income (non-GAAP)	$(743)	$(1)	$(168)	$(744)	$(46)

Calculation of core basic (loss) earnings per share:
Basic (loss) earnings per share (GAAP)	$(0.12)	$(0.00)	$0.00	$(0.12)	$0.02
Less pre-tax adjustments:
Net gain on sale of securities	-	-	(0.01)	-	(0.01)
Net gain on disposition of premises and equipment	(0.03)	-	-	(0.03)	-
Unrealized gain on equity securities	(0.02)	(0.01)	(0.02)	(0.03)	(0.02)
Merger related expenses	0.09	0.01	-	0.10	-
Tax impact of pre-tax adjustments	(0.01)	-	0.01	(0.01)	0.01
Core basic (loss) earnings per share (non-GAAP)	$(0.09)	$(0.00)	$(0.02)	$(0.09)	$(0.00)

Calculation of core diluted (loss) earnings per share:
Diluted (loss) earnings per share (GAAP)	$(0.12)	$(0.00)	$0.00	$(0.12)	$0.02
Less pre-tax adjustments:
Net gain on sale of securities	-	-	(0.01)	-	(0.01)
Net gain on disposition of premises and equipment	(0.03)	-	-	(0.03)	-
Unrealized gain on equity securities	(0.02)	(0.01)	(0.02)	(0.03)	(0.02)
Merger related expenses	0.09	0.01	-	0.10	-
Tax impact of pre-tax adjustments	(0.01)	-	0.01	(0.01)	0.01
Core diluted (loss) earnings per share (non-GAAP)	$(0.09)	$(0.00)	$(0.02)	$(0.09)	$(0.00)

Calculation of core (loss) return on average assets:
(Loss) return on average assets (GAAP)	(0.50)%	(0.01)%	0.01%	(0.25)%	0.05%
Less pre-tax adjustments:
Net gain on sale of securities	-	-	(0.04)%	-	(0.02)%
Net gain on disposition of premises and equipment	(0.11)%	-	-	(0.05)%	-
Unrealized gain on equity securities	(0.10)%	(0.04)%	(0.08)%	(0.07)%	(0.06)%
Merger related expenses	0.38%	0.05%	-	0.20%	-
Tax impact of pre-tax adjustments	(0.04)%	-	0.03%	(0.02)%	0.02%
Core (loss) return on average assets (non-GAAP)	(0.37)%	(0.00)%	(0.08)%	(0.19)%	(0.01)%

Average assets	$797,119	$803,863	$822,124	$800,491	$829,109

Calculation of core (loss) return on average equity:
(Loss) return on average equity (GAAP)	(3.15)%	(0.07)%	0.04%	(1.61)%	0.27%
Less pre-tax adjustments:
Net gain on sale of securities	-	-	(0.27)%	-	(0.12)%
Net gain on disposition of premises and equipment	(0.67)%	-	-	(0.34)%	-
Unrealized gain on equity securities	(0.64)%	(0.25)%	(0.48)%	(0.45)%	(0.32)%
Merger related expenses	2.32%	0.34%	-	1.34%	-
Tax impact of pre-tax adjustments	(0.23)%	(0.02)%	0.17%	(0.13)%	0.10%
Core (loss) return on average equity (non-GAAP)	(2.37)%	(0.00)%	(0.54)%	(1.19)%	(0.07)%

Average equity	$125,559	$125,669	$125,199	$125,135	$138,707

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$6,182	$5,323	$5,071	$11,505	$10,296
Less adjustments:
Merger related expenses	(731)	(105)	-	(836)	-
Core non-interest expense (non-GAAP)	$5,451	$5,218	$5,071	$10,669	$10,296
Net interest income	$4,056	$4,141	$4,211	$8,197	$8,955
Non-interest income (GAAP)	$975	$650	$828	$1,625	$1,478
Less adjustments:
Net gain on sale of securities	-	-	(85)	-	(85)
Net gain on disposition of premises and equipment	(211)	-	-	(211)	-
Unrealized gain on equity securities	(202)	(79)	(148)	(281)	(221)
Core non-interest income (non-GAAP)	$562	$571	$595	$1,133	$1,172
Efficiency ratio (GAAP)	122.88%	111.10%	100.64%	117.14%	98.69%
Core efficiency ratio (non-GAAP)	118.04%	110.74%	105.51%	114.35%	101.67%